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                                                                  Exhibit 99.1

                         OCLASSEN PHARMACEUTICALS, INC.
                     PROXY FOR SPECIAL STOCKHOLDERS' MEETING

        The undersigned appoint(s) Terry L. Johnson and Kirk D. Petersen, and each of them, with the full power of substitution, as the proxy of the undersigned to attend and vote at the Special Meeting of Stockholders of Oclassen Pharmaceuticals, Inc. ("Oclassen") to be held at ____________________, California on ______________, 1996, at ______ a.m. and any adjournment of that meeting, according to the number of votes the undersigned would be entitled to cast if personally present, for or against any proposal, and any and all other business that may come before the meeting, except as otherwise indicated below.

         Stockholders: Check the applicable box and complete this form if you desire to instruct the proxy holder(s) regarding the voting of your shares with respect to the following:

        PROPOSAL 1: Proposal to approve and adopt the Agreement and Plan of Merger dated as of September 25, 1996, as amended effective November 14, 1996 (the "Merger Agreement") by and among Oclassen, Watson Pharmaceuticals, Inc., a Nevada corporation ("Watson"), and Opalacq Co., a Delaware corporation and wholly-owned subsidiary of Watson ("Watson Sub"), to approve the merger (the "Merger") of Watson Sub with and into Oclassen pursuant to the Merger Agreement, to approve the establishment of an escrow fund to secure certain indemnification obligations of Oclassen and to approve the appointment of the Stockholder Agent to act on behalf of the stockholders of Oclassen.

               APPROVE          DISAPPROVE               ABSTAIN (OR
                                                       WITHHOLD VOTE)
                 / /               / /                       / /

        PROPOSAL 2: Proposal to approve an amendment to Oclassen's Restated Certificate of Incorporation in order to conform the language in Article FOURTH, paragraph (D)5.(b) of such Restated Certificate of Incorporation (which addresses the method of valuation of any securities to be delivered to holders of Oclassen Common Stock and Oclassen Preferred Stock in a merger) to the method for valuing the Watson Common Stock to be issued in the Merger, as set forth in the Merger Agreement.

               APPROVE          DISAPPROVE               ABSTAIN (OR
                                                       WITHHOLD VOTE)
                 / /               / /                       / /

         The Company's Board of Directors recommends that you vote to APPROVE the foregoing proposals.

ANY STOCKHOLDER COMPLETING THIS PROXY THAT FAILS TO CHECK ONE OF THE ABOVE BOXES FOR THE PROPOSALS WILL BE DEEMED TO HAVE VOTED HIS, HER, OR ITS SHARES IN FAVOR OF SUCH PROPOSAL AT THE MEETING. IF A BOX IS CHECKED, YOUR SHARES SHALL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

Date:  _________, 1996

                                                  ______________________________
                                                  Signature
Number of Shares of
  Common Stock Held:             _________        ______________________________
                                                  Name(s)  (typed or printed)
Number of Shares of
  Series A Preferred Stock Held: _________        ______________________________

Number of Shares of
  Series B Preferred Stock Held: _________        ______________________________
                                                  Address(es)
Number of Shares of
  Series C Preferred Stock Held: _________

Number of Shares of
  Series D Preferred Stock Held: _________

Number of Shares of
  Series E Preferred Stock Held: _________

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         Please sign exactly as your name(s) appear(s) on your stock certificate. Joint owners should each sign personally. If signed by an attorney-in-fact, the power of attorney should be attached. A corporation is requested to sign its name by its President or other authorized officer, with the office held indicated. Executors, administrators, trustees, etc. should indicate their status when signing.

PLEASE EXECUTE AND RETURN PROMPTLY THIS PROXY VIA FACSIMILE (FAX NO. (415) 258-4592) OR VIA REGULAR MAIL IN THE ENCLOSED ENVELOPE.

                     PLEASE RETURN BOTH PAGES OF THIS PROXY.

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